Exhibit 99.2

News Release

Contacts
Investors	Ed Kiker	904-357-9186
Media	Russell Schweiss	904-357-9158

For release at 8 a.m. EST

Rayonier Announces Plan to Separate into Two Industry-Leading Public Companies

Performance Fibers Business to be Spun Off as Independent Company
Rayonier to Retain Forest Resources and Real Estate Businesses

JACKSONVILLE, Fla., Jan. 27, 2014 - Rayonier Inc. (NYSE:RYN) announced today it intends to separate its Performance Fibers business from its Forest Resources and Real Estate businesses. The separation will result in two independent, publicly-traded companies by means of a tax-free spin-off of the Performance Fibers business to Rayonier shareholders. The separation is expected to be completed in mid-2014.
“Rayonier’s board and management team continuously evaluate strategic options to best position the company to drive value for shareholders. As part of our strategic planning process, we began in-depth analysis and preparation for the business separation almost two years ago. With an improving U.S. housing market, strong timber export markets, and the successful expansion of our cellulose specialties capacity, we concluded that now is the optimal time to pursue the separation of these two non-integrated businesses,” said Paul Boynton, Chairman, President and CEO.
Boynton continued, “While these businesses have historically provided Rayonier with balance and financial strength, the company has evolved into two distinct businesses and investment opportunities. Accordingly, through this separation, each business will gain the flexibility to pursue its own growth strategies and operating priorities, and develop the optimal capital structure and allocation to generate long-term growth and value for shareholders.”
Benefits of Separation
Rayonier has achieved important milestones to transition Performance Fibers to a specialty chemical company with an excellent foundation for long-term growth and stability. The company has recently unlocked significant growth potential with the completion of its cellulose specialties expansion project, which increased production capacity of high-value cellulose specialties at its Jesup, Ga. mill by 190,000 metric tons. Compared with 2013, Performance Fibers is expected to sell an additional 30,000 to 50,000 metric tons of cellulose specialties in 2014 as it commences the multi-year ramp-up to full cellulose specialties production.
In its Forest Resources business, Rayonier has repositioned its portfolio to focus on core regions, including the recent sale of its New York timberlands. It has made significant acquisitions of high-quality timberlands, and owns some of the most valuable timberlands in North America and New Zealand. In its Real Estate business the company has obtained land use entitlements for higher-and-better-use properties to position them for enhanced sales values. Together, these businesses are positioned for ongoing growth in the current environment of increasing housing starts and improving economic conditions.

1301 Riverplace Boulevard, Jacksonville, FL 32207 904-357-9100

Exhibit 99.2

Following completion of the separation, each company is expected to be well capitalized, generate strong free cash flows, be well positioned for future growth and be best-in-class in its respective industry. Additional benefits of the separation include:

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Distinct investment identity - The companies have different markets, growth drivers, risk profiles, business processes and capital needs. With the separation, investors will be able to evaluate and invest in each business based on its respective merits, performance and future prospects.

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Enhanced strategic and management focus - The board and management team of each company will be able to pursue its distinct operating priorities and strategies, and focus on its own long-term growth and profitability.

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More efficient allocation of capital - Each company will concentrate its financial resources solely on its own operations, and have greater flexibility to invest capital in a time and manner appropriate for its distinct strategy.

•	Independent access to capital markets - Each company will have ready access to the capital markets and more flexibility to capitalize on its unique growth opportunities.

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Alignment of incentives with performance objectives - The separation will focus incentive compensation arrangements for employees more directly to the performance and growth objectives of the relevant company’s business.

Upon completion of the planned separation, the two business profiles will be:
Rayonier Inc.
Comprised of the company’s existing Forest Resources and Real Estate businesses, Rayonier Inc. will be a geographically diverse pure-play forest resources company with 2.6 million acres of high-quality timberlands, including approximately 200,000 acres well situated for real estate development along coastal Florida and Georgia. Since early 2011, Rayonier has invested $700 million in timberland acquisitions in executing its strategy to grow its timberland ownership. Rayonier will maintain its status as a highly tax-efficient REIT. The company will maintain its strong balance sheet, pay a competitive dividend to its shareholders, and expects to retain an investment-grade credit profile.
Performance Fibers
The Performance Fibers company, not yet named, will be the world’s leading producer of high-value specialty cellulose fibers with revenue of more than $1 billion and EBITDA1 of $386 million in 2013. The Performance Fibers business has intellectual property and manufacturing processes that have been developed over 85 years and today, with facilities in Florida and Georgia, has approximately 675,000 metric tons of cellulose specialties capacity and nearly double the sales of its next largest competitor. The company is expected to continue to generate strong cash flows and to pay a dividend competitive with its peer group. The Performance Fibers company intends to target a mid-BB grade credit profile.
Leadership
Upon completion of the separation, Mr. Boynton will become Chairman, President and CEO of the Performance Fibers company, and Hans Vanden Noort, CFO, will remain CFO of Rayonier. The current business unit leaders will continue in their roles with Lynn Wilson, EVP Forest Resources and Chris Corr, SVP Real Estate at Rayonier and Jack Kriesel, SVP Performance Fibers at the Performance Fibers company.
In addition, each company will have its own separate board of directors. The current Rayonier board membership will be assigned to the board of one of the two companies. Richard Kincaid will serve as chairman of the Rayonier board and David Brown will be the lead director of the new Performance Fibers company board. Mr. Boynton will be working with the Rayonier board over the coming months to identify the CEO of Rayonier as well as the additional board members for each company.
Transaction Details
Rayonier expects to maintain its quarterly dividend until the separation is completed.

1301 Riverplace Boulevard, Jacksonville, FL 32207 904-357-9100

Exhibit 99.2

Upon completion of the transaction, each company is expected to be listed on the New York Stock Exchange.
The Performance Fibers company plans to file a Form 10 this week with the Securities and Exchange Commission to register its securities. Work to effect the separation is underway and further details will be disclosed during the next several months.
The planned separation does not require a shareholder vote but is subject to final Rayonier board approval, receipt of a favorable ruling from the Internal Revenue Service concerning the tax-free status of the separation, effectiveness of the Form 10 registration statement, and satisfactory completion of related financing.
Advisors
Bank of America Merrill Lynch is acting as lead financial advisor and Credit Suisse is also acting as financial advisor to Rayonier on the proposed transaction.  Wachtell, Lipton, Rosen & Katz is serving as its legal advisor.
Conference Call and Webcast
Rayonier will host a conference call and webcast today at 10:00 a.m. EST to discuss its fourth quarter 2013 results and the planned separation of the businesses. Presentation materials and access to the live webcast will be available at www.rayonier.com. Investors and analysts may also choose to access the conference call by dialing 888-989-7543, password: Rayonier. A replay of the webcast will be available on the company’s website shortly after the call. Complimentary copies of Rayonier press releases and other financial documents are also available by calling 1-800-RYN-7611.
1 EBITDA is a non-GAAP measure which is defined and reconciled to GAAP in the attached exhibit.
About Rayonier
Rayonier is a leading international forest products company with three core businesses: Forest Resources, Real Estate and Performance Fibers. The company owns, leases or manages 2.6 million acres of timber and land in the United States and New Zealand. The company's holdings include approximately 200,000 acres with residential and commercial development potential along the Interstate 95 corridor between Savannah, Ga., and Daytona Beach, Fla. Its Performance Fibers business is one of the world's leading producers of high-value specialty cellulose fibers, which are used in products such as filters, pharmaceuticals and LCD screens. Approximately 50 percent of the company's sales are outside the U.S. to customers in approximately 20 countries. Rayonier is structured as a real estate investment trust. More information is available at www.rayonier.com.
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Forward-Looking Statements
Certain statements in this document regarding anticipated financial, legal or other outcomes including business and market conditions, outlook and other similar statements relating to Rayonier's future events, developments or financial or operational performance or results, are "forward-looking statements" made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward looking statements are identified by the use of words such as "may," "will," "should," "expect," "estimate," "believe," "intend,” "anticipate" and other similar language. However, the absence of these or similar words or expressions does not mean that a statement is not forward-looking. While management believes that these forward-looking statements are reasonable when made, forward-looking statements are not guarantees of future performance or events and undue reliance should not be placed on these statements.
Although Rayonier believes that the expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that these expectations will be attained and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties. Such factors include, but are not limited to: uncertainties as to the timing of the spin-off and whether it will be completed, the possibility that various closing conditions for the spin-off may not be satisfied or waived, the expected tax treatment of the spin-off, the impact of the spin-off on the businesses of Rayonier and the Performance Fibers company, the ability of both companies to meet debt service requirements, the availability and terms of financing and expectations of credit rating. Other important factors are described in the company’s most recent Form 10-K and 10-Q reports on file with the Securities and Exchange Commission that could cause actual results or events to differ materially from those expressed in forward-looking statements that may have been made in this document. Rayonier assumes no obligation to update these statements except as is required by law.
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1301 Riverplace Boulevard, Jacksonville, FL 32207 904-357-9100

RAYONIER INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
December 31, 2013 (unaudited)
(millions of dollars)

SEGMENT EBITDA
Year Ended
December 31,
2013
Operating Income to Segment EBITDA Reconciliation
Operating Income	$311
Depreciation, depletion and amortization	75
Segment EBITDA	$386
(a)    Segment EBITDA is defined as operating income before depreciation, depletion and amortization, and unallocated corporate expenses. Segment EBITDA is a non-GAAP measure used by our Chief Operating Decision Maker, existing shareholders and potential shareholders to measure how the Company is performing relative to the assets under management.

A